UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.

On October 10, 2017, Bravatek Solutions, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with CrucialTrak, Inc. (“CrucialTrak”), a Texas corporation engaged in engaged in providing identification technology that delivers improved security with effective use of servers and workstations for the purpose of identifying those entering a building, office or other secured space, to form a joint venture entity, subject to the execution of definitive agreement(s) formalizing the joint venture, and pursuant to which the parties will use their reasonable best efforts to negotiate in good faith the definitive agreement(s), which among other standard terms and conditions, shall contain the following provisions: (1) the joint venture will be owned 65% by CrucialTrak and 35% by the Company, (2) the Company will provide the joint venture a line of credit for up to $5,000,000, repayable with annual interest not exceeding 8%, for the period of 18 months beginning November 1, 2017, and on terms mutually agreeable to the joint venture and the Company, and (3) the joint venture will have a first right of refusal on access to all formally reported projects and the right to distribute CrucialTrak’s products in the government, military and critical infrastructure/key resources market segments.

The foregoing description of the LOI and its terms is qualified in its entirety by the full text of the LOI, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

99.1	Letter of Intent dated October 7, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: October 10, 2017	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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